Exhibit 10.3

AMENDMENT NUMBER SEVEN

to the

Master Loan and Security Agreement

dated as of April 1, 2000

by and among

NEW CENTURY MORTGAGE CORPORATION

NC CAPITAL CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

(as successor to SALOMON BROTHERS REALTY CORP.)

This AMENDMENT NUMBER SEVEN (this “Amendment”) is made this 19th day of April, 2004, among NEW CENTURY MORTGAGE CORPORATION, having an address at 18400 Von Karman, Irvine, California 92612 (the “Servicer”), NC CAPITAL CORPORATION, having an address at 18400 Von Karman, Irvine, California 92612 (the “Borrower”) and CITIGROUP GLOBAL MARKETS REALTY CORP. (as successor to SALOMON BROTHERS REALTY CORP.), having an address at 390 Greenwich Street, New York, New York 10013 (the “Lender”) to the MASTER LOAN AND SECURITY AGREEMENT, dated as of April 1, 2000, between the Lender, the Servicer and the Borrower (as previously amended and supplemented, the “Loan Agreement”).

RECITALS

WHEREAS, the Borrower has requested that the Lender agree to amend the Loan Agreement to increase the Maximum Credit thereunder to $75,000,000 as more expressly set forth below and the Lender has agreed to such request.

WHEREAS, the Borrower has agreed to deliver all closing documents required under the Loan Agreement including, but not limited to, officer’s certificates, and all other documents required thereunder, and has authorized the filing of any relevant UCC financing statements by the Lender and agrees to satisfy all conditions precedent to any Advance thereunder.

WHEREAS, as of the date of this Amendment, each of the Borrower and the Servicer represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Loan Agreement and is not in default under the Loan Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of April 19, 2004, Section 1 of the Loan Agreement is hereby amended by deleting the definition of “Maximum Credit” and replacing it with the following:

“Maximum Credit” shall mean $75,000,000.

SECTION 2. Effective as of April 19, 2004, Exhibit A to the Agreement is hereby amended to read in its entirety as set forth on Attachment A to this Amendment Number Seven.

SECTION 3. Fees and Expenses. The Borrower agrees to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel incurred in connection with this Amendment), in accordance with Section 11.03(b) of the Loan Agreement.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 5. Representations. In order to induce the Lender to execute and deliver this Amendment, each of the Borrower and the Servicer hereby represents to the Lender that as of the date hereof, after giving effect to this Amendment, each of the Borrower and the Servicer is in full compliance with all of the terms and conditions of the Loan Agreement and no Default or Event of Default has occurred under the Loan Agreement.

SECTION 6. Limited Effect. This Amendment shall become effective upon the Lender’s receipt of a new Note in the amount of $75,000,000 to replace the existing Note for $50,000,000. Except as expressly amended and modified by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lender, the Borrower and the Servicer have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP. (AS SUCCESSOR TO SALOMON BROTHERS REALTY CORP.)

By:	/s/ EVAN J. MITNICK
Name:	Evan J. Mitnick
Title:	Director

NC CAPITAL CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	President

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Executive Vice President

EXHIBIT A

[FORM OF PROMISSORY NOTE]

$75,000,000
April 19, 2004	New York, New York

FOR VALUE RECEIVED, NC CAPITAL CORPORATION, a California corporation (the “Borrower”), hereby promises to pay to the order of CITIGROUP GLOBAL MARKETS REALTY CORP. (as successor to SALOMON BROTHERS REALTY CORP.) (the “Lender”), at the principal office of the Lender at 390 Greenwich Street, New York, New York 10013, in lawful money of the United States, and in immediately available funds, the principal sum of SEVENTY FIVE MILLION DOLLARS ($75,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

This Note is the Note referred to in the Master Loan and Security Agreement dated as of April 1, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among the Borrower, New Century Mortgage Corporation and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of the Lender’s counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such actions.

This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

NC CAPITAL CORPORATION

By:
Name:
Title:

SCHEDULE OF ADVANCES

This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by